HawkEye 360 Appoints Former CIA Director Ambassador William J. Burns to Board of Directors
Distinguished national security and diplomatic leader brings decades of intelligence, foreign policy, and global affairs expertise to HawkEye 360
Herndon, VA, (November 10, 2026) – HawkEye 360 (NYSE: HAWK), the global leader in signals intelligence data and analytics, today announced the appointment of Ambassador William J. Burns, former Director of the Central Intelligence Agency (CIA), to its Board of Directors. Ambassador Burns brings more than three decades of distinguished leadership across U.S. intelligence, diplomacy, and national security, providing valuable strategic insight as HawkEye 360 continues to expand its capabilities and support for U.S. and allied defense and intelligence missions.
“Ambassador Burns brings an extraordinary depth of experience in intelligence, national security, and global affairs, along with a firsthand understanding of the challenges facing the United States and our allies,” said John Serafini, CEO of HawkEye 360. “His expertise and leadership will be invaluable as we continue advancing our capabilities, integrating our data and analytics into operational workflows, and delivering trusted intelligence directly to the Warfighter. His guidance will help us remain focused on what matters most: supporting our customers' missions, strengthening operational decision-making, and helping protect those who serve.”
Ambassador Burns served as Director of the CIA from 2021 to January 2025, becoming the first career diplomat to lead the agency. Prior to his appointment, he spent more than three decades in U.S. diplomatic service, holding senior leadership positions including Deputy Secretary of State, Under Secretary of State for Political Affairs, and U.S. Ambassador to Russia and Jordan. Throughout his career, he played a central role in advancing U.S. national security interests, strengthening international partnerships, and navigating complex geopolitical challenges.
Ambassador Burns currently serves as Senior Advisor for Global Affairs at Evercore, a position he assumed in June 2025. Previously, he served as President of the Carnegie Endowment for International Peace from 2015 to 2021. He holds a bachelor’s degree in history from La Salle University and master's and doctoral degrees in International Relations from Oxford University, and is the author of the bestselling book, The Back Channel: A Memoir of American Diplomacy and the Case for its Renewal
“I greatly admire the work of Hawkeye 360,” said Ambassador Burns, “I am delighted to have the chance to serve on their board.”
Ambassador Burns joins HawkEye 360's Board as the company continues expanding its space-based collection capabilities, advancing signals intelligence analytics, and strengthening partnerships across the global defense and intelligence community. His appointment reinforces HawkEye 360's commitment to delivering trusted, operationally relevant intelligence that supports the evolving mission priorities of U.S. and allied defense and security partners.
About HawkEye 360
HawkEye 360, headquartered in Herndon, Virginia, is a signals intelligence company delivering mission-critical intelligence data and analytics to strengthen national and global security. By detecting, characterizing, and geolocating RF signals, HawkEye 360 equips defense, intelligence, and commercial partners with critical information to make informed decisions, respond quickly, and enhance operational effectiveness. Leveraging advanced AI-supported analytics, HawkEye 360 delivers early warning indicators, enhances situational awareness, and informs strategic and operational decision-making—ensuring allied forces and security partners maintain a decisive advantage in complex and contested environments.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding the availability and capabilities of the Company’s products, the expansion of the Company’s capabilities and the impact of Ambassador Burns’ expertise, leadership and guidance, are forward-looking statements and represent the Company’s views as of the date of this press release. The words “will,” “expects,” “plans,” “could,” “would,” “believes,” “anticipates,” “intends,” “may,” “continue,” “estimate,” or similar expressions are intended to identify forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control that could affect its financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s quarterly report on Form 10-Q dated August 14, 2026, and other filings that the Company makes from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, the Company is under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Media Contact:
Stacey Bruzzese
Director of Communications
HawkEye 360
Stacey.Bruzzese@he360.com
603.490.6898